Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-277517 and No. 333-276279) and S-8 (No. 333-215310) of Chatham Lodging Trust of our report dated May 6, 2026 relating to the combined financial statements of Effingham Hospitality Partners LLC, Effingham Hospitality Partners II LLC, Paducah Hospitality Partners LLC, Paducah Hospitality Partners II LLC, Joplin Hospitality Partners II LLC, and Joplin Hospitality Partners III LLC, which appears in this Current Report on Form 8-K/A.

/s/ PricewaterhouseCoopers LLP

Miami, Florida

May 6, 2026